EXHIBIT 10.24

FFE TRANSPORTATION SERVICES, INC.,
LISA MOTOR LINES, INC.,
CONWELL CORPORATION
and
FFE LOGISTICS, INC.,
as Borrowers,

and

FROZEN FOOD EXPRESS INDUSTRIES, INC.
and
CERTAIN OF ITS SUBSIDIARIES,
as Guarantors

______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of March 28, 2011

$50,000,000

______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

	SECTION 4. LOAN ADMINISTRATION	31

4.1	Manner of Borrowing and Funding Revolver Loans	31
	4.1.1 Notice of Borrowing	31
	4.1.2 Fundings by Lenders	32
	4.1.3 Swingline Loans; Settlement	32
	4.1.4 Notices	32
4.2	Defaulting Lender	33
	4.2.1 Reallocation of Pro Rata Share; Amendments	33
	4.2.2 Payments; Fees	33
	4.2.3 Cure	33
4.3	Number and Amount of LIBOR Loans; Determination of Rate	33
4.4	Borrower Agent	33
4.5	One Obligation	33
4.6	Effect of Termination	34

	SECTION 5. PAYMENTS	34

5.1	General Payment Provisions	34
5.2	Repayment of Revolver Loans	34
5.3	[Intentionally omitted.]	34
5.4	Payment of Other Obligations	34
5.5	Marshaling; Payments Set Aside	34
5.6	Post-Default Allocation of Payments.	34
	5.6.1 Allocation	34
	5.6.2 Erroneous Application	35
5.7	Application of Payments	35
5.8	Loan Account; Account Stated.	35
	5.8.1 Loan Account	35
	5.8.2 Entries Binding	36
5.9	Taxes.	36
	5.9.1 Payments Free of Taxes	36
	5.9.2 Payment	36
5.10	Lender Tax Information.	36
	5.10.1 Status of Lenders	36
	5.10.2 Documentation	36
	5.10.3 Lender Obligations	36
5.11	Nature and Extent of Each Borrower's Liability	37
	5.11.1 Joint and Several Liability	37
	5.11.2 Waivers	37
	5.11.3 Extent of Liability; Contribution	38
	5.11.4 Joint Enterprise	39
	5.11.5 Subordination	39

	SECTION 6. CONDITIONS PRECEDENT	39

6.1	Conditions Precedent to Initial Loans	39
6.2	Conditions Precedent to All Credit Extensions	40

	SECTION 7. COLLATERAL	41

7.1	Grant of Security Interest	41
7.2	Lien on Deposit Accounts; Cash Collateral	42
	7.2.1 Deposit Accounts	42
	7.2.2 Cash Collateral	42
7.3	Real Estate Collateral	42
	7.3.1 Lien on Real Estate	42
7.4	Other Collateral	42
	7.4.1 Commercial Tort Claims	42
	7.4.2 Certain After-Acquired Collateral	42
7.5	No Assumption of Liability	43
7.6	Further Assurances	43
7.7	Foreign Subsidiary Stock	43
7.8	Certificates of Title for Vehicles	43

	SECTION 8. COLLATERAL ADMINISTRATION	43

8.1	Borrowing Base Certificates	43
8.2	Administration of Accounts.	44
	8.2.1 Records and Schedules of Accounts	44
	8.2.2 Taxes	44
	8.2.3 Account Verification	44
	8.2.4 Maintenance of Dominion Account	44
	8.2.5 Proceeds of Collateral	44
	8.2.6 Principal Depository Relationship	45
8.3	[Intentionally omitted.]	45
8.4	Administration of Equipment	45
	8.4.1 Records and Schedules of Equipment	45
	8.4.2 Dispositions of Equipment	45
	8.4.3 Condition of Equipment	45
8.5	Administration of Deposit Accounts and Investment Property	45
8.6	General Provisions	45
	8.6.1 Location of Collateral	45
	8.6.2 Insurance of Collateral; Condemnation Proceeds	46
	8.6.3 Protection of Collateral	46
	8.6.4 Defense of Title to Collateral	46
8.7	Power of Attorney	46

	SECTION 9. REPRESENTATIONS AND WARRANTIES	47

9.1	General Representations and Warranties	47
	9.1.1 Organization and Qualification	47
	9.1.2 Power and Authority	47
	9.1.3 Enforceability	47
	9.1.4 Capital Structure	48
	9.1.5 Title to Properties; Priority of Liens	48
	9.1.6 Accounts	48
	9.1.7 Financial Statements	49
	9.1.8 Surety Obligations	49
	9.1.9 Taxes	49
	9.1.10 Brokers	49
	9.1.11 Intellectual Property	49
	9.1.12 Governmental Approvals	49
	9.1.13 Compliance with Laws	49
	9.1.14 Compliance with Environmental Laws	49
	9.1.15 Burdensome Contracts	49
	9.1.16 Litigation	50
	9.1.17 No Defaults	50
	9.1.18 ERISA	50
	9.1.19 Trade Relations	51
	9.1.20 Labor Relations	51
	9.1.21 Payable Practices	51
	9.1.22 Not a Regulated Entity	51
	9.1.23 Margin Stock	51
9.2	Complete Disclosure	51

	SECTION 10. COVENANTS AND CONTINUING AGREEMENTS	51

10.1	Affirmative Covenants	51
	10.1.1 Inspections; Appraisals	52
	10.1.2 Financial and Other Information	52
	10.1.3 Notices	53
	10.1.4 Landlord and Storage Agreements	53
	10.1.5 Compliance with Laws	53
	10.1.6 Taxes	53
	10.1.7 Insurance	53
	10.1.8 Licenses	54
	10.1.9 Future Subsidiaries	54
10.2	Negative Covenants	54
	10.2.1 Permitted Debt	54
	10.2.2 Permitted Liens	54
	10.2.3 [Intentionally omitted.]	55
	10.2.4 Distributions; Upstream Payments	56
	10.2.5 Restricted Investments	56
	10.2.6 Disposition of Assets	56
	10.2.7 Loans	56
	10.2.8 Restrictions on Payment of Certain Debt	56
	10.2.9 Fundamental Changes	56
	10.2.10 Subsidiaries	56

	10.2.11 Organic Documents	56
	10.2.12 Tax Consolidation	56
	10.2.13 Accounting Changes	56
	10.2.14 Restrictive Agreements	57
	10.2.15 Hedging Agreements	57
	10.2.16 Conduct of Business	57
	10.2.17 Affiliate Transactions	57
	10.2.18 Plans	57
	10.2.19 Amendments to Subordinated Debt	57
	10.2.20 Inactive Subsidiaries	57
10.3	Financial Covenants	57
	10.3.1 Fixed Charge Coverage Ratio	57

	SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT	57

11.1	Events of Default	57
11.2	Remedies upon Default	58
11.3	License	59
11.4	Setoff	60
11.5	Remedies Cumulative; No Waiver.	60
	11.5.1 Cumulative Rights	60
	11.5.2 Waivers	60

	SECTION 12. AGENT	60

12.1	Appointment, Authority and Duties of Agent	60
	12.1.1 Appointment and Authority	60
	12.1.2 Duties	60
	12.1.3 Agent Professionals	60
	12.1.4 Instructions of Required Lenders	61
12.2	Agreements Regarding Collateral and Field Examination Reports.	61
	12.2.1 Lien Releases: Care of Collateral	61
	12.2.2 Possession of Collatteral	61
	12.2.3 Reports	62
12.3	Reliance By Agent	62
12.4	Action Upon Default	62
12.5	Ratable Sharing	62
12.6	Indemnification	62
12.7	Limitation on Responsibilities of Agent	63
12.8	Successor Agent and Co-Agents	63
	12.8.1 Resignation; Successor Agent	63
	12.8.2 Separate Collateral Agent	63
12.9	Due Diligence and Non-Reliance	64
12.10	Remittance of Payments and Collections	64
	12.10.1 Remittances Generally	64
	12.10.2 Failure to Pay	64
	12.10.3 Recovery of Payments	64
12.11	Agent in its Individual Capacity	64
12.12	Agent Titles	64
12.13	Bank Product Providers	64
12.14	No Third Party Beneficiaries	65

	SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS	65

13.1	Successors and Assigns	65
13.2	Participations	65
	13.2.1 Permitted Participants; Effect	65
	13.2.2 Voting Rights	65
	13.2.3 Benefit of Set-Off	65
13.3	Assignments	66
	13.3.1 Permitted Assignments	66
	13.3.2 Effect; Effective Date	66
	13.3.3 Certain Assignees	66
13.4	Replacement of Certain Lenders	66

	SECTION 14. MISCELLANEOUS	66

14.1	Consents, Amendments and Waivers	66
	14.1.1 Amendment	66
	14.1.2 Limitations	67
	14.1.3 Payment for Consents	67
14.2	Indemnity	67
14.3	Notices and Communications	68
	14.3.1 Notice Address	68
	14.3.2 Electronic Communications; Voice Mail	68
	14.3.3 Non-Conforming Communications	68
14.4	Performance of Obligors' Obligations	68
14.5	Credit Inquiries	68
14.6	Severability	68
14.7	Cumulative Effect; Conflict of Terms	68
14.8	Counterparts	68
14.9	Entire Agreement	68
14.10	Relationship with Lenders	69
14.11	No Advisory or Fiduciary Responsibility	69
14.12	Confidentiality	69
14.13	[Intentionally omitted.]	69
14.14	GOVERNING LAW	69
14.15	Consent to Forum	69
	14.15.1 Forum	69
14.16	Waivers by Obligors	70
14.17	Patriot Act Notice	70
14.18	NO ORAL AGREEMENT	70

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                      Revolver Note
Exhibit B                      Assignment and Acceptance
Exhibit C                      Assignment Notice
Exhibit D                      Joinder Agreement

Schedule 1.1A                                           Comerica Letters of Credit
Schedule 1.1B                                           Commitments of Lenders
Schedule 7.3.1                                           Owned Real Estate
Schedule 8.5                                 Deposit Accounts and Investment Property
Schedule 8.6.1                                           Business Locations
Schedule 9.1.4                                           Names and Capital Structure
Schedule 9.1.11                                           Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14                                           Environmental Matters
Schedule 9.1.15                                           Restrictive Agreements
Schedule 9.1.16                                           Litigation
Schedule 9.1.18                                           Pension Plan Disclosures
Schedule 9.1.20                                           Labor Contracts
Schedule 10.2.2                                           Existing Liens
Schedule 10.2.17                                 Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of March 28, 2011, among FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("FFE"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), CONWELL CORPORATION, a Delaware corporation ("Conwell"), FFE LOGISTICS, INC., a Delaware corporation ("Logistics") (each of FFE, LML, Conwell and Logistics is, individually, a "Borrower" and they are, collectively, "Borrowers"), FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation ("Parent"), CONWELL LLC, a Delaware limited liability company ("Conwell LLC"), FX HOLDINGS, INC., a Delaware corporation ("FX"), COMPRESSORS PLUS, INC., a Texas corporation ("CPI"), FFE DRIVER ACADEMY, INC., a Texas corporation ("FFE Driver") and the additional Subsidiaries of Parent party to this Agreement from time to time as Guarantors, the financial institutions party to this Agreement from time to time as lenders (collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("Agent").

R E C I T A L S:

Borrowers and Guarantors have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Account:  as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor:  a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount:  85% of the Value of Eligible Accounts; provided, however, that such percentage shall be reduced by 2.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 7.5%.  By way of example, if the Dilution Percent is 10.5%, then the Accounts Formula Amount shall be 79%.

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have correlative meanings.

Agent Indemnitees:  Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount:  as defined in Section 5.11.3.

Anti-Terrorism Laws:  any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law:  all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin:  with respect to any Type of Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

Level	Ratio	Base Rate Revolver Loans (other than Base Rate Equipment Loans)	LIBOR Revolver Loans (other than LIBOR Equipment Loans)	Base Rate Equipment Loans	LIBOR Equipment Loans
I	> 2.00 to 1.00	1.00%	2.00%	1.50%	2.50%
II	> 1.15 to 1.00 and < 2.00 to 1.00	1.25%	2.25%	1.75%	2.75%
III	< 1.15 to 1.00	1.50%	2.50%	2.00%	3.00%

Until September 30, 2011, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.  If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability:  the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve:  the sum (without duplication) of (a) the Equipment Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Unbilled Accounts Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its good faith discretion may elect to impose from time to time based upon its consideration of normal factors for asset based loans.

Bank of America:  Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees:  Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product:  any of the following products, services or facilities extended to Parent or any Subsidiary by a Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Parent or any Subsidiary, other than Letters of Credit.

Bank Product Debt:  Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve:  the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code:  Title 11 of the United States Code.

Base Rate:  for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Equipment Loan:  a Base Rate Loan made pursuant to Section 2.1 which is deemed to be an Equipment Loan as determined in accordance with Section 2.1.1(b).

Base Rate Loan:  any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan:  a Revolver Loan that bears interest based on the Base Rate.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowed Money:  with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent:  as defined in Section 4.4.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the sum of the Accounts Formula Amount, plus the Equipment Formula Amount, plus the Unbilled Accounts Formula Amount, minus the Availability Reserve; provided, however, that the Accounts Formula Amount and the Equipment Formula Amount shall not include any Accounts or Vehicles acquired pursuant to a Permitted Acquisition unless and until Agent (in a manner reasonably satisfactory to Lenders) has conducted a collateral audit of the Accounts and Vehicles so included, which collateral audit shall be conducted within 45 days after the consummation of such acquisition.

Borrowing Base Certificate:  a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day:  any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures:  all liabilities incurred or expenditures made by Parent or any Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral:  cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account:  a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent's Liens for the benefit of Secured Parties.

Cash Collateralize:  the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  "Cash Collateralization" has a correlative meaning.

Cash Equivalents:  (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

Cash Management Services:  any services provided from time to time by Bank of America or any of its Affiliates to Parent or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA:  the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that, notwithstanding anything to the contrary contained herein, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, requests, guidelines, requirements or directives thereunder or issued in connection therewith shall be deemed to be a "Change in Law", regardless of when enacted, adopted or issued.

Change of Control:  (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all Borrowers (other than Parent) and in all Subsidiaries of Parent in existence as of the Closing Date or thereafter created or acquired; (b) any Person or two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 40% or more of the outstanding shares of voting Equity Interests of Parent; (c) a change in the majority of directors of Parent, unless approved by the then majority of such directors; or (d) all or substantially all of an Obligor's assets are sold or transferred, other than sale or transfer to a Borrower.

Claims:  all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986.

Collateral:  all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Comerica Letters of Credit:  the letters of credit issued by Comerica Bank for the account of one or more Obligors under the Prior Credit Agreement or otherwise which remain outstanding as of the Closing Date, which letters of credit are described on Schedule 1.1A.

Commitment:  for any Lender, the amount of such Lender's Revolver Commitment.  "Commitments" means the aggregate amount of all Revolver Commitments.

Commitment Termination Date:  the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate:  a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3, and calculate the applicable Level for the Applicable Margin.

Contingent Obligation:  any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt:  as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower or another Obligor, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto; provided, however, that in no event shall the Default Rate exceed the Maximum Rate.

Defaulting Lender:  any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company.

Demo Vehicles:  as defined in clause (j) of Section 10.2.2.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Dilution Percent:  the percent, determined for Borrowers' most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Distribution:  any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars:  lawful money of the United States.

Dominion Account:  a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

EBITDA:  determined on a consolidated basis for Parent and Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

Eligible Account:  an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date (provided, however, that Accounts or portions thereof unpaid not more than 120 days after the original invoice date and not to exceed $500,000 in the aggregate which do not meet the requirements of this clause (a) may, in Agent's discretion and with respect to certain Account Debtors (if any) approved by Agent in its discretion, be eligible for inclusion as Eligible Accounts); (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with all other Accounts owing by the Account Debtor or Affiliates of such Account Debtor, it exceeds 20% (subject to the proviso below) of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); provided, however, that if the Account Debtor is Wal-Mart Stores, Inc. or its subsidiary, such percentage shall be 30%; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee:  a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Equipment:  a Vehicle owned by a Borrower which is deemed by Agent, in its discretion, to be Eligible Equipment.  Without limiting the foregoing, no Vehicle shall be or constitute Eligible Equipment unless it satisfies each of the following requirements:  (a) such Borrower has good title to such Vehicle, which title is evidenced by a certificate of title issued by the appropriate Governmental Authority of the state in which such Vehicle is registered; (b) Agent has a perfected, first priority security interest in such Vehicle as security for the payment and performance of the Obligations free of all other Liens except Permitted Liens, which security interest is evidenced by a certificate of title issued by the appropriate Governmental Authority of the state in which such Vehicle is registered and is not in violation of Applicable Law or any contractual obligation, and which certificate of title is in the possession of Agent (or, if Agent so agrees, an agent or representative of Agent for possession and perfection purposes pursuant to an arrangement satisfactory to Agent); (c) the entirety of the purchase price for such Vehicle has been paid by such Borrower; (d) such Vehicle is registered in accordance with Applicable Law for public roadway use and is being used in the Ordinary Course of Business of a Borrower's motor carrier business; (e) such Vehicle is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of such Vehicle is preserved at all times, reasonable wear and tear excepted; (f) such Vehicle has been appraised by an appraiser acceptable to Agent pursuant to a then current appraisal in form and substance satisfactory to Agent (unless Agent has, with respect to a new or nearly new Vehicle, waived such appraisal requirement); and (g) such Vehicle is not subject to any contract or agreement which restricts the right or ability of any Obligor to use, sell, transport or dispose of such Vehicle (or any part thereof) or the right or ability of Agent to take possession of, sell or otherwise dispose of such Vehicle (or any part thereof).

Eligible Unbilled Account:  an Account which would otherwise be an Eligible Account except for the fact that it has not been billed by a Borrower and it is less than 15 days from the delivery date of the freight bill relating thereto.

Enforcement Action:  any action to enforce any Obligations (other than Secured Bank Product Obligations)or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor's Insolvency Proceeding, or otherwise).

Environmental Laws:  all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release:  a release as defined in CERCLA or under any other Environmental Law.

Equipment Formula Amount:  subject to the proviso below, the sum (without duplication) of (a) 85% of the NOLV Percentage of the Value of Eligible Equipment determined from the most recent appraisal performed by an appraiser and on terms satisfactory to Agent, plus (b) 80% of the Value of Eligible Equipment which has not been appraised as provided in clause (a) above; provided, however, that (i) the Equipment Formula Amount shall be zero unless and until at least $40,000,000 of Value of Vehicles of Borrowers as to which certificates of title with Agent's Lien noted thereon have been delivered to Agent after the Closing Date and (ii) in no event shall the Equipment Formula Amount at any time exceed $20,000,000.

Equipment Loan:  a Base Rate Equipment Loan or a LIBOR Equipment Loan.

Equipment Reserve:  reserves established by Agent in its discretion to reflect factors that may negatively impact the Value of Vehicles, including obsolescence and reserves for potential Liens and regulatory requirements.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  the Employee Retirement Income Security Act of 1974.

 ERISA Affiliate:  any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

 ERISA Event:  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default:  as defined in Section 11.

Excluded Tax:  with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax; and (e) taxes imposed on it by reason of Section 1471 or 1472 of the Code.

Extraordinary Expenses:  all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate:  (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter:  that certain letter agreement dated March 28, 2011, between FFE and Bank of America.

Fiscal Quarter:  each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on December 31st of each year.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent 12 month period, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.

Fixed Charges:  the sum of (a) interest expense (other than payment-in-kind), (b) principal payments made on Borrowed Money, (c) Distributions made, and (d) at all times (if any) during which the aggregate Value of Eligible Equipment is less than $20,000,000, the depreciation expense attributable to the Eligible Equipment based upon a 60-month straight-line depreciation schedule.

FLSA:  the Fair Labor Standards Act of 1938.

Foreign Lender:  any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan:  any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary:  a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Obligors.

Fronting Exposure:  a Defaulting Lender's Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment:  with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, local, foreign or other  agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

Guarantor Payment:  as defined in Section 5.11.3.

Guarantors:  Parent, Conwell LLC, FX, CPI, FFE Driver and each other Person who guarantees payment or performance of any Obligations.

Guaranty:  each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement:  an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Inactive Subsidiaries:  FX and Compressors, but only so long as such Guarantors do not engage in any business activities and comply with the requirements of Section 10.2.20.

Indemnified Taxes:  Taxes other than Excluded Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding:  any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that Parent's or a Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

Interest Period:  as defined in Section 3.1.3.

Inventory:  as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor's business (but excluding Equipment).

Investment:  any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS:  the United States Internal Revenue Service.

Issuing Bank:  Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees:  Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Joinder Agreement:  a Joinder Agreement to be executed by a Subsidiary of Parent in the form of Exhibit D or in such other form as may be acceptable to Agent.

LC Application:  an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions:  the following conditions necessary for issuance of a Letter of Credit:  (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents:  all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations:  the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the undrawn amount of all outstanding Letters of Credit.

LC Request:  a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve:  the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers in a manner reasonably acceptable to Agent and Issuing Bank.

Lender Indemnitees:  Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders:  as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit:  any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline:  $7,500,000.

LIBOR:  for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America's London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Equipment Loan:  a LIBOR Loan made pursuant to Section 2.1 which is deemed to be an Equipment Loan as determined in accordance with Section 2.1.1(b).

LIBOR Loan:  each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan:  a Revolver Loan that bears interest based on LIBOR.

License:  any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien:  any Person's interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver:  an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent's Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan:  a Revolver Loan.

Loan Account:  the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents:  this Agreement, Other Agreements and Security Documents.

Loan Year:  each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract:  any agreement or arrangement to which Parent or a Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $250,000 or more.

Maximum Rate:  means, at any time, the maximum rate of interest that Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Applicable Law.  For purposes of determining the Maximum Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended, or (b) if the parties subsequently contract as allowed by any Applicable Law, the "quarterly ceiling" or the "annualized ceiling" computed pursuant to Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the "weekly ceiling", the "quarterly ceiling", or the "annualized ceiling" shall be less than eighteen percent (18.0%) per annum or more than twenty-four percent (24.0%) per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

Moody's:  Moody's Investors Service, Inc., and its successors.

Mortgage:  a mortgage, deed of trust or deed to secure debt in form and substance reasonably satisfactory to Agent pursuant to which an Obligor grants a Lien on its Real Estate to Agent, for the benefit of Secured Parties,  as security for the Obligations.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Parent or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage:  the net orderly liquidation value of Eligible Equipment, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers' Eligible Equipment performed by an appraiser and on terms satisfactory to Agent.

Notes:  each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing:  a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Noticed Hedge:  Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by any one or more of Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by any one or more of Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor:  Parent and each Borrower, Guarantor or other Person (including, without limitation, any Subsidiary of Parent) that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business:  the ordinary course of business of any Borrower or Subsidiary (as applicable), consistent with past practices and undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each Note; LC Document; Lien Waiver; Real Estate Related Document; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes:  all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance:  as defined in Section 2.1.5.

Overadvance Loan:  a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant:  as defined in Section 13.2.

Patent Assignment:  a patent collateral assignment agreement in which an Obligor assigns its interest in patents to Agent, for the benefit of Secured Parties, as security for the Obligations.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item:  each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

PBGC:  the Pension Benefit Guaranty Corporation.

 Pension Plan:  any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisitions:  subject to the proviso below, (a) acquisitions by one or more Borrowers of assets (other than Equity Interests) of another Person and (b) acquisitions by one or more Borrowers of all of the issued and outstanding Equity Interests of another Person, provided that the aggregate consideration (in whatever form, and including, without limitation, the assumption of Debt) paid or payable by Borrowers in connection with all such acquisitions pursuant to clause (a) and clause (b) preceding shall not exceed $7,500,000 during the term of this Agreement; provided, however, that no such acquisition shall constitute a Permitted Acquisition unless, at the time of the consummation of such acquisition and after giving effect thereto and to the requirements of this Agreement and the other Loan Documents (including, without limitation, the requirements of Section 10.1.9),

(i)           no Material Adverse Effect, Default or Event of Default exists or would result therefrom, and Agent shall have received certificates, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent certifying to such matters,

(ii)           the Fixed Charge Coverage Ratio is and would be equal to or greater than 1.25 to 1.00 and Availability would exceed $15,000,000,

(iii)           in the case of an acquisition of all issued and outstanding Equity Interests of another Person, (A) as a result of such acquisition, the issuer of such Equity Interests (the "acquired entity") shall have become a direct, wholly-owned Subsidiary of a Borrower and shall have complied with each of the requirements of Section 10.1.9, (B) the acquired entity shall be engaged only in a line or type of business that is consistent with the requirements of Section 10.2.16, (C) the board of directors (or other comparable governing body, as applicable) of the acquired entity shall have duly approved such acquisition, and no Person shall have announced that it or he will legally contest such acquisition, (D) all representations and warranties regarding the acquired entity as a Subsidiary and an Obligor set forth in this Agreement and the other Loan Documents shall be made by such acquired entity and shall be true and correct as if made on and as of the date of such acquisition (and after giving effect thereto) except to the extent that such representations and warranties expressly relate only to an earlier date, (E) the acquired entity as a Subsidiary and an Obligor shall have agreed to comply with, and shall be in compliance with, all covenants and agreements of this Agreement and the other Loan Documents applicable to it, and (F) Borrower Agent shall have delivered to Agent, at least five Business Days (or such shorter period as Agent may, in its discretion, agree) prior to the date of the consummation of such acquisition, (1) true and correct copies of the acquisition agreements and related documents executed, or to be executed, in connection with such acquisition, (2) evidence, in form and substance satisfactory to Agent, that the acquired entity is Solvent and (3) historical financial statements of the acquired entity and pro forma consolidated financial statements of Parent and its Subsidiaries which give effect to such acquisition, and

(iv)           Borrower Agent has delivered to Agent written evidence, in reasonable form and detail, that Parent and its Subsidiaries will be in compliance with Section 10.3 on a pro forma basis and that such acquisition will be in compliance with all requirements of this definition at the time of consummation of such acquisition, and Agent has confirmed in writing to Borrower Agent that such evidence is reasonably satisfactory to Agent.

Permitted Asset Disposition:  as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $100,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor's default; or (e) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $150,000 or less at any time.

Permitted Lien:  as defined in Section 10.2.2.

Permitted Purchase Money Debt:  Purchase Money Debt of Parent and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $300,000  at any time and its incurrence does not violate Section 10.2.1.

Person:  any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan:  any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pledge Agreement:  each pledge or security agreement, in form and substance satisfactory to Agent, executed by an Obligor pursuant to which it pledges Equity Interests of its Subsidiaries or another Obligor owned by it as security for the Obligations.

Prime Rate:  the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Prior Bank Agreement:  that certain Second Amended and Restated Credit Agreement dated as of September 2, 2009, among Comerica Bank, as administrative agent for itself and the other banks referred to therein, such banks, FFE Transportation Services, Inc., as borrower, and certain Affiliates of such borrower, as amended or otherwise modified.

Prior Bank Debt:  the "Obligations" as such term is defined in the Prior Bank Agreement.

Pro Rata:  with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender's Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender's Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested:  with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances:  as defined in Section 2.1.6.

Purchase Money Debt:  (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to the applicable Obligor(s) than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt:  Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Reimbursement Date:  as defined in Section 2.3.2.

Related Real Estate Documents:  with respect to any Real Estate subject to a Mortgage and except as may be otherwise agreed by Agent, the following, in form and substance satisfactory to Agent and received by Agent for review at least 15 days prior to the effective date of the Mortgage:  (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a life-of-loan flood hazard determination and, if the Real Estate is located in a flood plain, an acknowledged notice to the owner of such Real Estate and flood insurance in an amount, with endorsements and by an insurer acceptable to Agent; (d) an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve:  the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report:  as defined in Section 12.2.3.

Reportable Event:  any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Restricted Investment:  any Investment by Parent or a Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; and (c) loans and advances permitted under Section 10.2.7.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or restricts the right of Parent or any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment:  for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1B, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.  "Revolver Commitments" means the aggregate amount of such commitments of all Lenders.  As of the Closing Date, the Revolver Commitments equal $50,000,000 in aggregate amount.

Revolver Loan:  a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note:  a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit A, in the amount of such Lender's Revolver Commitment.

Revolver Termination Date:  March 29, 2015.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License.

S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Bank Product Obligations:  Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent, which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.

Secured Bank Product Provider:  (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by the later of the Closing Date or 10 days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties:  Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents:  the Guaranties, the Joinder Agreements, the Pledge Agreements, Mortgages, Patent Assignments, Trademark Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer:  the president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Settlement Report:  a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent:  as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt:  Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary:  any entity at least 50% of whose voting securities or Equity Interests is owned by Parent (including indirect ownership by Parent through other entities in which Parent directly or indirectly owns 50% of the voting securities or Equity Interests) and, includes, without limitation, each Borrower and Subsidiary of any Borrower.

Swingline Loan:  any Borrowing of Base Rate Revolver Loans funded with Agent's funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trademark Security Agreement:  a trademark security agreement in which an Obligor grants a Lien on its interests in trademarks to Agent, for the benefit of Secured Parties, as security for the Obligations.

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is less than $12,500,000 at any time; and (b) continuing until, during the preceding 90 consecutive days, no Event of Default has existed and Availability has been greater than $12,500,000 at all times.

Type:  any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC:  the Uniform Commercial Code as in effect in the State of Texas or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unbilled Accounts Formula Amount:  75% of the Value of Eligible Unbilled Accounts; provided, however, that in no event shall the Unbilled Accounts Formula Amount exceed $5,000,000.

Unbilled Accounts Reserve:  reserves established by Agent in its discretion for accounts payable associated with Eligible Unbilled Accounts.

 Unfunded Pension Liability:  the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

 Unused Line Fee Rate:  a per annum rate equal to 0.175%.

Upstream Payment:  a Distribution by a Subsidiary of a Borrower to such Borrower.

Value:  (a) for any Vehicle, its value determined on the basis of (i) the depreciated appraised fair market value of such Vehicle (based upon the then most recent appraisal acceptable to Agent and delivered to Agent in accordance with this Agreement) or (ii) if such Vehicle was purchased by a Borrower from a Person that is not an Affiliate of such Borrower pursuant to an arms-length transaction and such Vehicle has not yet been appraised pursuant to an appraisal acceptable to Agent and delivered to Agent in accordance with this Agreement, depreciated cost (excluding any "soft-costs" and any portion of costs attributable to intercompany profit among Borrowers and their Affiliates); and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.  For purposes of clause (a) preceding, "depreciated appraised fair market value" and "depreciated cost" of or for any Vehicle shall be determined based upon a 60-month straight-line depreciation schedule.

Vehicles:  (a) all tractors and trailers, including, without limitation, those registered in accordance with Applicable Law for public roadway use in the operation of any Obligor's motor carrier business, and (b) all equipment and accessories attached to any such tractors and trailers referred to in clause (a) above, including, without limitation, all refrigeration units and related equipment, tires and tubes; provided, however, that (i) "Vehicles" shall include the equipment and accessories referred to in clause (b) above only so long as they are so attached and shall not include any spare parts Inventory; (ii) "Vehicles" shall not include any property described in clause (a) or clause (b) preceding that (A) is leased to any Obligor by a Person other than an Obligor, (B) is a vehicle intended for use, and is in fact used, solely on location at an Obligor's place of business (commonly known as "yard hosses"), (C) constitutes "inventory" as such term is defined in Chapter 9 of the UCC, or (D) constitutes Demo Vehicles.

1.2 Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent's certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3 Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of Texas from time to time:  "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

1.4 Certain Matters of Construction.  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding."  The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent's notice address under Section 14.3.1 (i.e., Central time); or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2. CREDIT FACILITIES

2.1 Revolver Commitment.

2.1.1 Revolver Loans.

(a) Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall any Lender have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

(b) If, at the time of the making of any Revolver Loan and after giving effect to the making of such Revolver Loan, the aggregate outstanding principal amount of all Revolving Loans would exceed the Borrowing Base calculated (for purposes of this Section 2.2.1(b) only) as if the Equipment Formula Amount were zero, then such excess amount shall be deemed to be an Equipment Loan for all purposes of this Agreement.  Agent's records regarding the amount of each Equipment Loan made from time to time, and all payments of principal and accrued interest thereon, shall be final, conclusive and binding for all purposes, absent manifest error.

2.1.2 Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3 Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt (including, without limitation, all Prior Bank Debt); (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrowers and their Subsidiaries (including to finance fleet acquisitions by Borrowers).

2.1.4 Voluntary Reduction or Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 90 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments.  Any notice of termination given by Borrowers shall be irrevocable.  On such termination date, Borrowers shall make Full Payment of all Obligations.

(b) Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 90 days prior written notice to Agent delivered at any time after the First Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

(c) Concurrently with any reduction in or termination of the Revolver Commitments, for whatever reason (including an Event of Default), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to 1.0% of the Revolver Commitments being reduced or terminated if such reduction or termination occurs during the first Loan Year.  No reduction or termination charge shall be payable if reduction or termination occurs after the first Loan Year or in connection with a refinancing of this credit facility by Bank of America or any of its Affiliates.

2.1.5 Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base ("Overadvance") at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed $5,000,000; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $100,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans ("Protective Advances") (a) up to an aggregate amount of $2,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent's authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent's determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2 [Intentionally omitted.]

2.3 Letter of Credit Facility.

2.3.1 Issuance of Letters of Credit.  Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Each Borrower acknowledges that Issuing Bank's issuance of any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct (including, without limitation, the gross negligence or willful misconduct) of agents and attorneys-in-fact selected with reasonable care.

2.3.2 Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day ("Reimbursement Date"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under an Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3 Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank's or Agent's request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4 Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrowers.  On the effective date of such resignation, Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.3, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrower Agent.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day's interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower or other Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3 Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period ("Interest Period") to apply, which interest period shall be 30, 60 or 90 days; provided, however, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4 Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrower Agent of such determination.  Until Agent notifies Borrower Agent that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2 Fees.

3.2.1 Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and undrawn amount of Letters of Credit during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2 LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3 Closing Fee.  Borrowers shall pay to Agent and/or Lenders (as applicable) the fees in the amounts and on the dates specified in the Fee Letter.

3.2.4 [Intentionally omitted.]

3.3 Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation, preparation, execution and delivery of any Loan Documents, including any amendment or other modification thereof and any field examinations and other due diligence relating thereto; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent's professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5 Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Change in Law.  If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2 Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender's or Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or holding company's capital as a consequence of this Agreement, or such Lender's or Issuing Bank's Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Issuing Bank's and holding company's policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3 Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8 Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

3.10 Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Maximum Rate.  If Agent or any Lender shall receive interest in an amount or at a rate that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Revolver Loans.

4.1.1 Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing and the extent (if any) to which the amount thereof constitutes an Equipment Loan and, if any amount thereof does constitute an Equipment Loan, the amount of such Equipment Loan, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower or other Obligor maintained with Agent or any of its Affiliates.

(c) If any Borrower or other Obligor establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other payment item at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of such payment item.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2 Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender's Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender's share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3 Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly),  in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower Agent or any Borrower or any provision herein to the contrary.  Each Lender's obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent's request therefor.

4.1.4 Notices.   Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower or other Obligor as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower's or other Obligor's behalf.

4.2 Defaulting Lender.

4.2.1 Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders' obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may apply such amounts to the Defaulting Lender's defaulted obligations, use the funds to Cash Collateralize such Defaulting Lender's Fronting Exposure, or readvance the amounts to Borrowers hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Cure.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender's Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3 Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $2,000,000, plus any increment of $250,000 in excess thereof.  No more than three Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.   Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent.  Each Borrower hereby designates FFE ("Borrower Agent") as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation.  The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent's Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates' Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement satisfactory to Agent, executed by Borrowers (and, if Agent so requests, other Obligors) and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from such damages; and (b) such Cash Collateral as Agent, in its discretion, deems appropriate to protect against such damages.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1 General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans and shall be applied first to any Equipment Loans outstanding and then to other Loans outstanding.

5.2 Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts or Equipment (including Vehicles), then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Equipment (including Vehicles), or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent's demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3 [Intentionally omitted.]

5.4 Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5 Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers or any other Obligor is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then, to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6 Post-Default Allocation of Payments.

5.6.1 Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e) fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f) sixth, to Cash Collateralization of LC Obligations;

(g) seventh, to all Loans and Noticed Hedges, including Cash Collateralization of Noticed Hedges; and

(h) last, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower or other Obligor.

5.6.2 Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7 Application of Payments.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Trigger Period.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.

5.8 Loan Account; Account Stated.

5.8.1 Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account") evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2 Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9 Taxes.

5.9.1 Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2 Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10 Lender Tax Information.

5.10.1 Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.

5.10.2 Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a "United States person" within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (ii) a "10 percent shareholder" of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3 Lender Obligations.  Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys' fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender's or Issuing Bank's failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.11 Nature and Extent of Each Borrower's Liability.

5.11.1 Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to "election of remedies" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee's sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower's liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower's Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower's business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4 Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically.  Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent's and Lenders' willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers' request.

5.11.5 Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the following conditions has been satisfied:

(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document (other than any Patent Assignment, Joinder Agreement, Mortgage or Related Real Estate Document which, if applicable, shall be executed and delivered after the Closing Date in accordance with this Agreement) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.  All stock certificates and other evidences of Equity Interests and all instruments in which Agent is granted a security interest as security for the Obligations shall have been duly delivered to Agent, together with duly executed stock powers, endorsements or other instruments of transfer in form and substance satisfactory to Agent.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) [Intentionally omitted.]

(d) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(e) Agent shall have received a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of each Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Obligor is Solvent (other than Inactive Subsidiaries); (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f) Agent shall have received a certificate, in form and substance satisfactory to Agent, of an authorized Senior Officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g) Agent shall have received a written opinion of Strasburger & Price, LLP, as well as any local counsel to Borrowers or Agent, in form and substance satisfactory to Agent.

(h) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(i) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents, together with satisfactory lender loss payable endorsements in favor of Agent.

(j) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, financial projections and interim financial statements as of a date no more than 30 days prior to the Closing Date with results satisfactory to Agent.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since September 30, 2010.

(k) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l) Agent shall have received a Borrowing Base Certificate prepared as of Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $10,000,000.

(m) Borrowers shall have paid in full all principal of and accrued and unpaid interest on the Prior Bank Debt and all fees, costs, expenses and other "Obligations" (as defined in the Prior Bank Agreement) which remain unpaid or are outstanding immediately prior to the Closing Date, and the Prior Bank Agreement, all letters of credit issued thereunder and all Liens granted to secure the Prior Bank Debt shall have been fully terminated, and Agent shall have received a payoff letter, Lien releases and other appropriate evidence to such effect.

(n) Agent shall have received an appraisal of Borrowers' owned Equipment prepared by a certified appraiser and otherwise in form and substance satisfactory to Agent.

(o) Borrowers shall have requested the issuance of Letters of Credit hereunder to "back stop" the Comerica Letters of Credit in a manner satisfactory to Agent and Issuing Bank, and all conditions precedent to Issuing Bank's issuance of such Letters of Credit hereunder on the Closing Date shall have been satisfied.

6.2 Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate only to an earlier date, which shall be true and correct on such earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that each of the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7. COLLATERAL

7.1 Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts;

(e) all Documents, and all certificates of title for all Vehicles;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory, Equipment, Vehicles and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

provided, however, that Agent is not hereby granted a security interest in any general intangibles consisting of an Obligor’s rights as lessee under leases of Vehicles owned and leased by a Person (as lessor) which is not an Affiliate of an Obligor ("Third Party Vehicle Leases") or in chattel paper created as a result of any sublease by such Obligor as a sublessor, in each case if and to the extent (but only if and to the extent) that such grant of a security interest would violate such Third Party Vehicle Leases.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Obligor, without inquiry into the authority or right of Agent to make such request.

7.2.2 Cash Collateral.  Any Cash Collateral may be invested, at Agent's discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss.  Each Obligor hereby grants to Agent, for the benefit of Secured Parties and as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3 Real Estate Collateral.

7.3.1 Lien on Real Estate.  In the event that the aggregate Value of all Vehicles owned by Borrowers and in which Agent has a perfected, first priority security interest as security for the Obligations (as evidenced by Agent's possession of certificates of title with Agent's Lien noted thereon) is, at any time, less than $35,000,000, then, upon the request of Agent made to Borrower Agent, and on or before 45 days after the date of such request, the Obligations shall be further secured by Mortgages upon all fee interests in Real Estate owned by each Obligor, including the Real Estate owned on the Closing Date and described on Schedule 7.3.1 hereto.  In such event, each Obligor owning any such fee interest in Real Estate shall execute and deliver to Agent a Mortgage relating thereto, and shall deliver to Agent all Related Real Estate Documents, within such 45 day period.  The Mortgages shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.  If, after any such request by Agent, any Obligor acquires any fee interest in Real Estate, such Obligor shall, within 45 days after such acquisition, execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver to Agent all Related Real Estate Documents.

7.4 Other Collateral.

7.4.1 Commercial Tort Claims.  Borrowers shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2 Certain After-Acquired Collateral.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent's request, shall promptly take such actions as Agent deems appropriate to effect Agent's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent's request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5 No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

7.6 Further Assurances.  Promptly upon request, each Obligor shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect Agent's Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Obligor authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of such Obligor , or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7 Foreign Subsidiary Stock.  Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

7.8 Certificates of Title for Vehicles.  Borrower Agent shall deliver to Agent, (a) on or before the Closing Date and from time to time thereafter in the event of any change to the Vehicles then owned, a list of all Vehicles then owned, and (b) within 30 days after the Closing Date or, in the case of any Vehicle acquired after the Closing Date, promptly and in any event within 30 days of the acquisition thereof, the certificate of title for each such Vehicle with Agent's Lien noted thereon, which certificate of title must be issued by the State of Oklahoma or the State of Texas as the governing jurisdiction for title to such Vehicle.  Furthermore, each Obligor shall execute and deliver such applications and other agreements, documents and instruments as Agent may from time to time request, and shall take all such other actions, as may be necessary or appropriate to cause Agent's Lien to be expressly noted on the certificate of title for each Vehicle as required to create and perfect such Lien in accordance with the laws of the applicable jurisdiction.  Each list of Vehicles delivered pursuant to this Section 7.8 shall be accompanied by the information with respect to such Vehicle and the determination of its Value as is referred to in Section 8.1(b).

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Borrowing Base Certificates.

(a) By the 15th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided, however, that if (and after) Availability is $12,500,000 or less at any time, Borrowers shall during such period deliver to Agent Borrowing Base Certificates on a weekly basis on or before the third Business Day of each week for the last Business Day of the preceding week; provided, further, however, that if Average Availability thereafter exceeds $12,500,000 for 90 consecutive days, Borrowers' obligation to deliver Borrowing Base Certificates to Agent shall revert to monthly reporting as provided above (subject, again, to reinstatement of weekly reporting as stated in the proviso above) (any such period being referred to as a "Weekly Reporting Period").  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (i) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (ii) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (iii) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.  Prior to inclusion in the Borrowing Base of any assets acquired pursuant to a Permitted Acquisition, such assets shall be subject to a field examination undertaken in accordance with this Agreement.

(b) Currently with the delivery of each Borrowing Base Certificate, Borrower Agent shall submit to Agent a then-current list of (i) all Vehicles owned, (ii) all Vehicles then most recently included in the Borrowing Base as Eligible Equipment which continue to constitute Eligible Equipment, (iii) all Vehicles then most recently included in the Borrowing Base as Eligible Equipment which no longer, for whatever reason, constitute Eligible Equipment, and (iv) any additional Vehicles which Borrower Agent then proposes for inclusion in the Borrowing Base as Eligible Equipment, together with such appraisals, certificates of title with Agent's Lien noted thereon and other agreements, documents and instruments as may be required by this Agreement or as Agent may reasonably request.  Each such Borrowing Base Certificate shall include the calculation, in reasonable detail, of the Value of all such Vehicles, and shall include, without limitation, information regarding the depreciation attributable to each Vehicle and the cost and (if applicable) the then most recent appraised value of such Vehicle.

8.2 Administration of Accounts.

8.2.1 Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account's Account Debtor name and address, amount, invoice number, date and due date, and showing any discount, allowance, credit, authorized return or dispute, and including such other information as Agent may reasonably request (which other information may, for example, include proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories and status reports).  If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2 Taxes.  If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers (or any other Obligor) or with respect to any Collateral.

8.2.3 Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Account of any Borrower by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent's control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, during any Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.2.6 Principal Depository Relationship.  To facilitate the requirements of this Section 8.2 and Agent's administration of this Agreement, Obligors shall utilize Bank of America as their principal depository bank, including for the maintenance of Dominion Accounts and related lockboxes, for operating and deposit accounts and for funds transfer, information reporting, cash management and other treasury management services; provided, however, that Obligors are permitted to continue to use Comerica Bank for maintenance of the Dominion Accounts and related lockboxes and other deposit accounts listed on Schedule 8.5 in existence on the Closing Date; provided, further, however, that, unless otherwise subsequently agreed by Agent, all of such Dominion Accounts and related lockboxes and deposit accounts shall be moved to and thereafter maintained with Bank of America on or before 45 days after the Closing Date.

8.3 [Intentionally omitted.]

8.4 Administration of Equipment.

8.4.1 Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2 Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3 Condition of Equipment.  The Eligible Equipment  is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  No Borrower shall permit any Equipment to become affixed to real Property owned by another Person unless any landlord or mortgagee delivers a Lien Waiver.

8.5 Administration of Deposit Accounts and Investment Property.  Schedule 8.5 sets forth all Deposit Accounts and Investment Property maintained by Obligors, including all Dominion Accounts.  Each Borrower shall take all actions necessary to establish Agent's control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $10,000 at any time) and, unless otherwise agreed by Agent, Investment Property (provided, however, that the securities account disclosed on Schedule 8.5 shall not require a control agreement in favor of Agent if such securities account is closed within 30 days after the Closing Date).  Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6 General Provisions.

8.6.1 Location of Collateral.  All tangible items of Collateral of each Obligor, other than Inventory in transit, shall at all times be kept by such Obligor at one or more of such Obligor's business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best's Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) satisfactory to Agent.  All proceeds under each policy shall be payable to Agent.  From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of their insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) Any proceeds of insurance (other than proceeds from workers' compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

(c) If requested by Borrower Agent in writing within 15 days after Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Obligors may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Obligors comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.

8.6.3 Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors' sole risk.

8.6.4 Defense of Title to Collateral.  Each Obligor shall at all times defend its title to Collateral and Agent's Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7 Power of Attorney.  Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent's designee, may, without notice and in either its or an Obligor's name, but at the cost and expense of Borrowers:

(a) Endorse an Obligor's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control;

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor's obligations under the Loan Documents; and

(c) At any time and from time to time and with respect to certificates of title for Vehicles which either are in Agent's possession or are required by this Agreement to be delivered to Agent's possession, prepare, file and sign in an Obligor's name any application or other document for certificate of title or Lien thereon, and take all other actions as Agent deems appropriate, for the purpose of obtaining such certificates of title with Agent's Lien noted thereon.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1 Organization and Qualification.  Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each of Parent and its Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3 Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

9.1.4 Capital Structure.  Schedule 9.1.4 shows, for each of Parent and its Subsidiaries, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5 Title to Properties; Priority of Liens.  Each of Parent and its Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each of Parent and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent's Liens.

9.1.6 Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

9.1.7 Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder's equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated.  All projections and operating budgets delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since September 30, 2010, there has been no change in the condition, financial or otherwise, of Parent or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each of Parent and its Subsidiaries (including, without limitation, each Borrower) is Solvent (provided, however, that no such representation is made regarding the Inactive Subsidiaries).

9.1.8 Surety Obligations.  Neither Parent nor any Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9 Taxes.  Each of Parent and its Subsidiaries has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of Parent and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10 Brokers.  There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11 Intellectual Property.  Each of Parent and its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Obligor's knowledge, threatened Intellectual Property Claim with respect to Parent or any of its Subsidiaries or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11, neither Parent nor any of its Subsidiaries pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or any of its Subsidiaries is shown on Schedule 9.1.11.

9.1.12 Governmental Approvals.  Each of Parent and its Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13 Compliance with Laws.  Each of Parent and its Subsidiaries has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to Parent or any Subsidiary under any Applicable Law.  No Inventory has been produced in violation of the FLSA.

9.1.14 Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, neither Parent's nor any Subsidiary's past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  Neither Parent nor any Subsidiary has received any Environmental Notice.  Neither Parent nor any Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15 Burdensome Contracts.  Neither Parent nor any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  Neither Parent nor any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16 Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor's knowledge, threatened against Parent or any Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Parent or any Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  Neither Parent nor any Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17 No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  Neither Parent nor any Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than Parent or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18 ERISA.  Except as disclosed on Schedule 9.1.18:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19 Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or any Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Parent or such Subsidiary.  There exists no condition or circumstance that could reasonably be expected to impair the ability of Parent or any Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20 Labor Relations.  Except as described on Schedule 9.1.20, neither Parent nor any Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of Parent's or any Subsidiary's employees, or, to any Obligor's knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21 Payable Practices.  Neither Parent nor any Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22 Not a Regulated Entity.  No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23 Margin Stock.  Neither Parent nor any Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers or any other Obligor to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2 Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants.  As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Parent or any Subsidiary, inspect, audit and make extracts from Parent's or any Subsidiary's books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent's or any Subsidiary's business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor.  Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems appropriate, up to four times per Loan Year; (ii) appraisals of Equipment up to two times per Loan Year (or updates of prior appraisals, as Agent may require); and (iii) examinations, analysis and other due diligence of or relating to the Property and assets acquired or proposed to be acquired pursuant to any Permitted Acquisition and all matters relating to such Property or assets or acquisitions, in each case as Agent may in its discretion deem necessary or appropriate; provided, however, that Agent may also undertake any such examinations or appraisals at any time at its own expense and if an examination or appraisal is initiated during a Default or Event of Default, such examinations and appraisals may occur at such times and as often as Agent may require and all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent's then standard charges for examination activities, including the standard charges of Agent's internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2 Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 120 days after the close of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2010), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders' equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 30 days after the end of each month and within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such month or such Fiscal Quarter and the related statements of income and cash flow for such month or such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month or such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Parent or Borrowers by their accountants in connection with such financial statements;

(e) not later than 30 days prior to the end of each Fiscal Year, projections of Parent's consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year and an annual operating budget, month by month;

(f) at Agent's request, a listing of Parent's and each Subsidiary's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

(h) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(i) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or Parent's or any Subsidiary's or other Obligor's financial condition or business; and

(j) as soon as available, and in any event within 120 days after the close of each Fiscal Year, financial statements for each Guarantor, in form and substance satisfactory to Agent.

10.1.3 Notices.  Notify Agent and Lenders in writing, promptly after an Obligor's obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $250,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Parent's independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4 Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5 Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Parent or any Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6 Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7 Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to Parent and its Subsidiaries, property loss and property damage liability insurance coverage in amount not less than $50,000,000 (subject to self-insurance of no more than $4,000,000) and property casualty insurance coverage in an amount not less than $25,000,000 (subject to a deductible of no more than $25,000), and (b) with respect to the Properties and business of Parent and Subsidiaries of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8 Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Parent and its Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9 Future Subsidiaries.  Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause such Subsidiary to promptly (and in any event within ten (10) days after it becomes a Subsidiary) (a) guarantee payment of all Obligations in a manner satisfactory to Agent, (b) grant a perfected, first priority Lien (subject to Permitted Liens) on all of its assets required in accordance with Section 7.1 of this Agreement to Agent as security for the payment and performance of all Obligations, in each case pursuant to such agreements, documents and instruments (which shall constitute Security Documents) and in a manner as are reasonably satisfactory to Agent, (c) execute and deliver a Joinder Agreement pursuant to which, among other things, such Subsidiary becomes a party to and bound by this Agreement and makes all of the representations, warranties, covenants and agreements of a Subsidiary and an Obligor as if such Subsidiary were originally a signatory hereto, and (d) execute and deliver such other agreements, documents and instruments and take such other actions as Agent shall require in connection with the foregoing, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.  In addition, subject to the limitations set forth in Section 7.7, each applicable Obligor shall grant to Agent a security interest in all of the outstanding Equity Interests of each new Subsidiary owned by such Obligor and shall deliver to Agent all certificates (if any) evidencing such Equity Interests, together with undated stock powers or other appropriate instruments of transfer for any such certificates, executed in blank (or, if any such Equity Interests are uncertificated, confirmation and evidence reasonably satisfactory to Agent that its security interest in such uncertificated securities has been transferred to and perfected by Agent in accordance with Sections 8-106 and 9-106 of the UCC).

10.2 Negative Covenants.  As long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1 Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e) Bank Product Debt;

(f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $100,000 in the aggregate at any time;

(g) Permitted Contingent Obligations;

(h) Refinancing Debt as long as each Refinancing Condition is satisfied;

(i) the Comerica Letters of Credit, provided that such letters of credit shall have been "back stopped" by the issuance of Letters of Credit hereunder; and

(j) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $50,000 in the aggregate at any time.

10.2.2 Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "Permitted Liens"):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent's Liens;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j) existing Liens shown on Schedule 10.2.2.

10.2.3 [Intentionally omitted.]

10.2.4 Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.  Notwithstanding the foregoing, Borrowers and any other direct Subsidiaries of Parent may declare and pay dividends to Parent, and Parent may declare and pay dividends to its shareholders and redeem its capital stock, subject to satisfaction of each of the following conditions:  (a) such declaration and payment or redemption are permitted by Applicable Law; (b) no Default or Event of Default exists at the time of such declaration or prepayment or payment or redemption, or would result after giving effect thereto; (c) on a pro forma basis after giving effect to such payment or redemption, (i) unless otherwise approved by Agent, the Fixed Charge Coverage Ratio would be equal to or greater than 1.25 to 1.00 and (ii) Availability would exceed the greater of (A) $15,000,000 or (B) the Equipment Formula Amount; (d) unless otherwise approved by Agent, the aggregate amount of all such dividends paid to Parent and paid by Parent to its shareholders shall not exceed $2,500,000 during any Fiscal Year; and (e) unless otherwise approved by Agent, the aggregate amount of all such redemptions by Parent shall not exceed $2,000,000 during any Fiscal Year and the number of shares of capital stock of Parent redeemed shall not exceed 500,000 shares during any Fiscal Year.

10.2.5 Restricted Investments.  Make any Restricted Investment, other than Permitted Acquisitions.

10.2.6 Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, a transfer of Property by a Subsidiary or Obligor to a Borrower, a sale of the real Property of FFE located at 200 S. Inman Avenue, Avenel, New Jersey to Gold Coast Freight Ways, Inc. (as tenant) pursuant to the exercise by such tenant of its option to purchase such real Property under its lease thereof in existence as of the Closing Date or a sale of the real Property of LML located at 1801 Mony Street, Fort Worth, Texas under the contract of sale in existence as of the Closing Date.

10.2.7 Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by an Obligor to another Obligor in the Ordinary Course of Business.

10.2.8 Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.9 Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10 Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except as a result of the consummation of a Permitted Acquisition or with the prior written consent of Agent in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

10.2.11 Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

10.2.12 Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

10.2.13 Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14 Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15 Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16 Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17 Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors' fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

10.2.18 Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19 Amendments to Subordinated Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (g) results in the Obligations not constituting senior Debt under the documents, instruments or agreements governing such Subordinated Debt or otherwise not being fully benefited by the subordination provisions thereof.

10.2.20 Inactive Subsidiaries.  Without the prior written consent of Agent, (a) neither FX nor Compressors shall engage in any business activities, (b) none of the proceeds of any Loans, and none of the Letters of Credit, shall be directly used by or for the direct benefit of, or may be transferred to, any Inactive Subsidiary, and (c) none of the other Obligors shall transfer any property to, or otherwise engage in any transactions with, any Inactive Subsidiary.

10.3 Financial Covenants.  As long as any Commitments or Obligations are outstanding, Obligors shall:

10.3.1 Fixed Charge Coverage Ratio.  Subject to the proviso below, maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00; provided, however, that such requirement shall not apply unless and until, as of any date on or after the Closing Date, Availability is less than $10,000,000.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default.  Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) An Obligor fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) An Obligor breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligor occurs under any Hedging Agreement, or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $500,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $500,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $500,000;

(i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.

11.2 Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then, to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Obligor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License.  Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Obligor's rights and interests under Intellectual Property shall inure to Agent's benefit.

11.4 Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Equipment constitute Eligible Accounts or Eligible Equipment, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 Agreements Regarding Collateral and Field Examination Reports.

12.2.1.                      Lien Releases; Care of Collateral.

(a) Secured Parties authorize Agent to release any Lien with respect to any Collateral (i) upon Full Payment of the Obligations; (ii) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) with the written consent of all Lenders.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

(b) In the event an Obligor wishes to sell a Vehicle which is subject to Agent's Lien and such sale is permitted by this Agreement, such Obligor shall so notify Agent and request a release of Agent's Lien on such Vehicle, such notification to be made by email to the representative of Agent that Agent has designated to Borrower Agent for such purpose.  Provided that such sale is permitted under this Agreement and, if and to the extent required by this Agreement, the proceeds of such sale are applied to prepay the Obligations in accordance with this Agreement, Agent shall use its reasonable efforts to execute a release of lien, in form and substance reasonably satisfactory to Agent, for such Vehicle and deliver the original certificate of title and such release to Borrower Agent within five Business Days after receipt of such request if such request is received by noon (Central time) or within six Business Days after receipt of such request if such request is received after noon (Central time).

12.2.2.                      Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

12.2.3.                      Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral ("Report").  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligors' books and records as well as upon representations of Obligors' officers and employees; and (c) to keep all Reports confidential and strictly for such Lender's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3 Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party (other than Agent) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.5 Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6 Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent's discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent's resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2 Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of Payments.  If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender's Pro Rata share of the amounts required to be returned.

12.11 Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender.  Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not Agent hereunder, without any duty to account therefor to Lenders.  In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.12 Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an "Agent" or "Arranger" of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.13 Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider's Secured Bank Product Obligations.

12.14 No Third Party Beneficiaries.  This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Obligors or any other Person.  As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3 Benefit of Set-Off.  Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers' obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees.  No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person.  In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.4 Replacement of Certain Lenders.  If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

SECTION 14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender's Obligations; or (iv) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate; (iv) release Collateral with a book value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; and

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.

14.1.2 Limitations.  The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents.  No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity.  EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3 Notices and Communications.

14.3.1 Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2 Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of an Obligor.

14.4 Performance of Obligors' Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries.  Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9 Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10 Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm's-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Obligors hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality.  Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors' businesses, and may use Obligors' logos, trademarks or product photographs in advertising materials.  As used herein, "Information" means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13 [Intentionally omitted.]

14.14 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15 Consent to Forum.

14.15.1   Forum.  EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER DALLAS COUNTY, TEXAS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.16 Waivers by Obligors.  To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors.  Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice.  Agent and Lenders hereby notify Obligors that, pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors' management and owners, such as legal name, address, social security number and date of birth.

14.18 NO ORAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN OR AMONG THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

FFE TRANSPORTATION SERVICES, INC.

By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

LISA MOTOR LINES, INC.

By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

CONWELL CORPORATION

By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

FFE LOGISTICS, INC.
By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

GUARANTORS:

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

CONWELL LLC By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President Address: 1445 Empire Central Place Dallas, Texas 75247-4305 Attn: John R. McManama Telecopy: 972-692-4225
FX HOLDINGS, INC. By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President Address: 1445 Empire Central Place Dallas, Texas 75247-4305 Attn: John R. McManama Telecopy: 972-692-4225

COMPRESSORS PLUS, INC.
By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

FFE DRIVER ACADEMY, INC.

By:           /s/John R. McManama
Name:           John R. McManama
Title:           Senior Vice President
Address:
1445 Empire Central Place
Dallas, Texas  75247-4305
Attn:  John R. McManama
Telecopy:  972-692-4225

AGENT AND LENDERS:
BANK OF AMERICA, N.A.,
as Agent and a Lender

By:           /s/Mark Porter
Name:           Mark Porter
Title:           Senior Vice President
Address:
901 Main Street, 11th Floor
Mailcode TX1-492-11-23
Dallas, Texas  75202
Attn:  Mark Porter
Telecopy:  214-209-4766

EXHIBIT A
to
Loan and Security Agreement

REVOLVER NOTE

March 28, 2011	$50,000,000	Dallas, Texas

FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("FFE"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), CONWELL CORPORATION, a Delaware corporation ("Conwell"), and FFE LOGISTICS, INC., a Delaware corporation ("Logistics") (each of FFE, LML, Conwell and Logistics is, individually, a "Borrower" and they are, collectively, "Borrowers"), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of BANK OF AMERICA, N.A. ("Lender"), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of March 28, 2011, among Borrowers, Frozen Food Express Industries, Inc. ("Parent") and certain Subsidiaries of Parent, as guarantors, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time ("Loan Agreement").

1.1 Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not charge, receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Texas, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

BORROWERS: FFE TRANSPORTATION SERVICES, INC. By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President
LISA MOTOR LINES, INC. By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President
CONWELL CORPORATION By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President
FFE LOGISTICS, INC. By: /s/John R. McManama Name: John R. McManama Title: Senior Vice President

EXHIBIT B
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of March 28, 2011, as amended ("Loan Agreement"), among FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("FFE"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), CONWELL CORPORATION, a Delaware corporation ("Conwell"), FFE LOGISTICS, INC., a Delaware corporation ("Logistics") (each of FFE, LML, Conwell and Logistics is, individually, a "Borrower" and they are, collectively, "Borrowers"), FROZEN FOOD EXPRESS INDUSTRIES, INC. ("Parent") and certain additional Subsidiaries of Parent, as guarantors, BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ ("Assignor") and _________________________ _____________ ("Assignee") agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations, and (b) the amount of $__________ of Assignor's Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________ and the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Obligors or the performance by Obligors of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a "Lender" under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of Texas.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:
(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):
__________________________
__________________________
__________________________
(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________
Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:
If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):
______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________
If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):
______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.
_____________________________________
("Assignee")

By:
Name:
Title:

_____________________________________
("Assignor")

By:
Name:
Title:

EXHIBIT C
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of March 28, 2011, as amended ("Loan Agreement"), among FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("FFE"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), CONWELL CORPORATION, a Delaware corporation ("Conwell"), FFE LOGISTICS, INC., a Delaware corporation ("Logistics") (each of FFE, LML, Conwell and Logistics is, individually, a "Borrower" and they are, collectively, "Borrowers"), FROZEN FOOD EXPRESS INDUSTRIES, INC. ("Parent") and certain additional Subsidiaries of Parent, as guarantors, BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ ("Assignment Agreement"), between __________________ ("Assignor") and ____________________ ("Assignee").  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations, and (b) the amount of $__________ of Assignor's Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor's Revolver Commitment to be reduced by $_________, and Assignee's Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:
________________________
________________________
________________________
________________________
The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.
This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.
_____________________________________
("Assignee")

By:
Name:
Title:

_____________________________________
("Assignor")

By:
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*
_________________________________

By:
Name:
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.
BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title:

EXHIBIT D
to
Loan and Security Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT ("Agreement"), dated as of ______________, 20__, is executed by __________________________, a ___________ ___________ ("Additional Subsidiary"), for the benefit of BANK OF AMERICA, N.A. in its capacity as administrative agent for Lenders and as collateral agent for the Secured Parties ("Agent") pursuant to that certain Loan and Security Agreement dated as of March 28, 2011, among FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("FFE"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), CONWELL CORPORATION, a Delaware corporation ("Conwell"), FFE LOGISTICS, INC., a Delaware corporation ("Logistics") (each of FFE, LML, Conwell and Logistics is, individually, a "Borrower" and they are, collectively, "Borrowers"), FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation ("Parent"), certain Subsidiaries of Parent party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders (collectively, "Lenders") and Agent (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings therefor specified in the Loan Agreement.

RECITALS:

Additional Subsidiary is a newly [acquired] [formed] Subsidiary of Parent, is an Obligor and is required to execute this Agreement pursuant to Section 10.1.9 the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Subsidiary hereby agrees as follows:

1.           Additional Subsidiary hereby agrees that it is a "Subsidiary", a "Guarantor" and an "Obligor" and bound as a "Subsidiary", a "Guarantor" and an "Obligor" under the terms and provisions of each of the Loan Agreement and the other Loan Documents with the same force and effect as if it had been an original signatory and party thereto.  Without limiting the generality of, and in furtherance of, the foregoing, Additional Subsidiary hereby:

(a)           absolutely and unconditionally guarantees to Agent, Lenders and the other Secured Parties the prompt payment and performance of all Obligations pursuant to and in accordance with all terms and provisions of that certain Guaranty Agreement dated as of March 28, 2011, previously executed and delivered by Parent, Conwell LLC, FX Holdings, Inc., Compressors Plus Inc. and FFE Driver Academy, Inc. to Agent for the benefit of Agent, Lenders and the other Secured Parties, as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time (the "Guaranty Agreement"), and further (i) agrees to be bound by and comply with all terms and provisions of the Guaranty Agreement which are applicable to it as a Guarantor and (ii) represents and warrants that all representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof; and

(b)           to secure the prompt payment and performance of all Obligations, grants to Agent, for the benefit of Agent, Lenders and the other Secured Parties, a continuing security interest in and a Lien on all of Additional Subsidiary's Property that is (assuming that Additional Subsidiary is in fact or were a signatory and party to the Loan Agreement as an Obligor) part of the Collateral pursuant to and in accordance with the terms and provisions of the Loan Agreement.

2.           The Schedules to the Loan Agreement are hereby supplemented as applicable to add the information relating to Additional Subsidiary as set forth on the corresponding Schedules attached hereto.  Additional Subsidiary hereby confirms that all representations and warranties set forth in Section 9 of the Loan Agreement applicable to it in its capacity as a Subsidiary, a Guarantor and/or an Obligor are true and correct as of the date of this Agreement [after giving effect to the amendment of such Schedules].

3.           Additional Subsidiary hereby assumes, and agrees to pay and perform as and when due and in accordance with the terms and provisions thereof, all indebtedness, liabilities, obligations, covenants and agreements applicable to it as a Subsidiary, a Guarantor and/or an Obligor under the Loan Agreement and the other Loan Documents, in each case as if it had been an original signatory and party thereto.

4.           This Agreement shall be deemed to be part of, and supplemental to, the Loan Agreement and the other Loan Documents and shall be governed by all the terms and provisions of the Loan Agreement and the other Loan Documents, as applicable, which terms and provisions are incorporated herein by reference.  Except as modified hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Additional Subsidiary enforceable against it in accordance with the terms thereof.  Additional Subsidiary hereby waives notice of Agent's or any Lender's or other Secured Party's acceptance of this Agreement.

IN WITNESS WHEREOF, Additional Subsidiary has executed this Agreement as of the day and year first written above.

ADDITIONAL SUBSIDIARY:

By: Name: Title:

SCHEDULE 1.1A
to
Loan and Security Agreement

COMERICA LETTERS OF CREDIT

FFE TRANSPORTATION SERVICES, INC
SCHEDULE OF OUTSTANDING LETTERS OF CREDIT
				Cancellation	Cancellation
		Issuance	Expiration	Days	Notice	Outstanding
Beneficiary	LC#	Date	Date	Notice	Date	Amount	Purpose
Insurance Company of North American	4080	5/24/2002	6/1/2011	60 days	3/31/2011	$ 587,280.00	ACE - USA
and/or Pacific Employers Insurance Company							Worker's Comp Claim 1992
FFE Transportation Services Inc	4083	5/31/2002	7/1/2011	90 days	3/31/2011	$ 1,000,000.00	Self Ins USDOT - Auto Liability
Lisa Motor Lines	4084	5/31/2002	7/1/2011	90 days	3/31/2011	$ 10,000.00	Self Ins USDOT - Cargo Liability
Lisa Motor Lines	4085	5/31/2002	7/1/2011	90 days	3/31/2011	$ 1,000,000.00	Self Ins USDOT - Auto Liability
FFE Transportation Services, Inc	4086	5/31/2002	7/1/2011	90 days	3/31/2011	$ 10,000.00	Self Ins USDOT - Cargo Liability
Continental Casualty Company	4189	4/21/2003	4/30/2011	90 days	01/31/2011	$ 118,736.96	CNA Worker's Comp o/s Texas
Liberty Mutual Insurance	5111	2/2/2010	1/31/2012	30 days	12/31/2011	$ 455,000.00	Work Related Injury Clms by Year - Open Claims
Amendment		2/15/2011				$ 270,000.00	Work Related Injury Clms by Year - Open Claims
Great West Casualty Company	5330	2/1/2011	1/31/2012	60 days	11/30/2011	$ 175,000.00	Work Related Injury Clms by Year - Open Claims
Fidelity and Deposit Company of Maryland	5376	3/16/2011	3/16/2012	30 days	2/15/2012	$ 1,005,457.41	Bond - for Bradshaw Lawsuit in Arkansas
(Zurich American Insurance Company)
TOTAL OUTSTANDING LETTERS OF CREDIT - COMERICA BANK						$ 4,631,474.37

SCHEDULE 1.1B
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Bank of America, N.A.	$50,000,000	$50,000,000

SCHEDULE 7.3.1
to
Loan and Security Agreement

OWNED REAL ESTATE

A. FFE Transportation Services, Inc.

OWNED:
2517 Stone Mountain Rd.
Lithonia, GA  30058          (Dakalb County)

200 S. Inman Ave.
Avenel, NJ 07001         (Middlesex County)*

7451W.  lOOth Place
Bridgeview, IL 60455           (Cook County)

3400 Stonewall Drive
Lancaster, TX 75134           (Dallas County)

510 US Hwy 27, South
Dundee, FL 33838                (Polk County)

1145 Empire Central Place
Dallas, TX 75247               (Dallas County)

3210 Danieldale Rd
Lancaster, TX 75134           (Dallas County)

B. Lisa Motor Lines, Inc.

OWNED:
1801 Mony Street                            sales contract pending  2/28/11
Ft Worth, TX 76102                               (Tarrant County)

1821 Mony Street
Ft Worth, TX 76102                               (Tarrant County)

320 Union Pacific Blvd
Laredo, TX 78045                                     (Webb County)

C. Conwell Corporation

OWNED:
3110 Sherwood Ave
Lancaster, TX 75134                               (Dallas County)

3116 Sherwood Ave
Lancaster, TX 75134                               (Dallas County)

*This property has been leased by FFE to Gold Coast Freightways, Inc. (the "Tenant") for a term of one year. The term of the lease expires in August 2011. Pursuant to the terms of the lease agreement, Tenant has been granted an option  to purchase the leased premises prior to the expiration of the term of the lease.

SCHEDULE 8.5
to
Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Owner	Account Number

Comerica	Lockbox	FFE Transportation	1880768385
Comerica	Master	FFE Transportation	1881024788
Comerica	Checking – Disbursement	FFE Transportation	1881331050
Comerica	Checking – FFE Payroll	FFE Transportation	1881024796
Comerica	Checking – Conwell Injury Plan	Conwell Corporation	1881331076
Comerica	Checking – Conwell LLC Payroll	Conwell LLC	1881024812
Comerica	Checking – Conwell Payroll	Conwell Corporation	1881024820
Comerica	Checking – FFE Operator’s Fund	FFE Transportation	1881331068
Comerica	Lockbox – Endara	FFE Transportation	1881224305
Comerica	Loan	FFE Transportation	000-00-0073-7

Bank of Montreal	Checking – CAD	Lisa Motor Lines/FFE	1228-290
Bank of Montreal	Checking – USD	Lisa Motor Lines/FFE	4633-047
Stephens Inc *	Investment	FFE Transportation	229915301

*	This account is in the process of being closed.

SCHEDULE 8.6.1
to
Loan and Security Agreement

BUSINESS LOCATIONS
1.	Obligors currently have the following business locations, and no others:
Chief Executive Office:   1145 Empire Central Place
             Dallas, TX 75247-4305    Dallas County

Other Locations:

A. FFE Transportation Services, Inc.

OWNED:
2517 Stone Mountain Rd.
Lithonia, GA  30058          (Dakalb County)
200 S. Inman Ave.
Avenel, NJ 07001         (Middlesex County)*
7451W.  lOOth Place
Bridgeview, IL 60455           (Cook County)
3400 Stonewall Drive
Lancaster, TX 75134           (Dallas County)
510 US Hwy 27, South
Dundee, FL 33838                (Polk County)
1145 Empire Central Place
Dallas, TX 75247               (Dallas County)
3210 Danieldale Rd
Lancaster, TX 75134           (Dallas County)
LEASED:
2824 Robinson Drive
Waco, TX 76706                (McLennan County)

1915 South 900 West
Salt Lake City, UT 84104     (Salt Lake County)

203 Hal Muldrow Dr
Norman, OK 73069             (Cleveland County)

700 Richards Run
Burlington, NJ 08016          (Burlington County)

3018 Loomis Rd
Stockton, CA 95205          (San Joaquin County)

10750 Ridgeway Industrial Drive, Suite 1
Olive Branch, MS 38654          (DeSoto County)

13818 NE Airport Way, Building D
Portland, OR 97230           (Multnomah County)

5361 Santa Ana Street
Ontario, CA 91761       (San Bernardino County)

5231 Monroe Street
Denver, CO 80216                  (Denver County)

P. O. Box 250, Rt #706
Wyalusing, PA                      (Bradford County)

B. Lisa Motor Lines, Inc.

OWNED:
1801 Mony Street                            sales contract pending  2/28/11
Ft Worth, TX 76102                               (Tarrant County)

1821 Mony Street
Ft Worth, TX 76102                               (Tarrant County)

320 Union Pacific Blvd
Laredo, TX 78045                                     (Webb County)

C. Compressors Plus, Inc.
     None other than Chief Executive Office listed above

D. Frozen Food Express Industries, Inc.
     None other than Chief Executive Office listed above

E. FFE Logistics, Inc. (f/k/a AEL Transports, Inc.)
     None other than Chief Executive Office listed above

F. Conwell Corporation

OWNED:
3110 Sherwood Ave
Lancaster, TX 75134                               (Dallas County)

3116 Sherwood Ave
Lancaster, TX 75134                               (Dallas County)

G. FX Holdings, Inc.
     None other than Chief Executive Office listed above

H. FFE Driver Academy, Inc.
     None other than Chief Executive Office listed above

I. Conwell LLC
     None other than Chief Executive Office listed above

2.	In the five years preceding the Closing Date, Obligors have had no office or place of business located in any county other than as set forth above, except:

Maricopa County, AZ
Los Angeles County, CA
San Joaquin County, CA
Jackson County, MO
Gloucester County, NJ
Shelby County, TN
Bexar County, TX

3.	Each Subsidiary currently has the following business locations, and no other (See information provided om #1 to this Schedule)

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of an Obligor or Subsidiary: NONE

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory

SCHEDULE 9.1.4
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE
1.	The corporate or other entity names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Obligor and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
FFE Transportation Services, Inc	Delaware	3,000	1,000 Common Stock
Lisa Motor Lines, Inc	Delaware	3,000	1,000 Common Stock
Conwell Corporation	Delaware	3,000	1,000 Common Stock
Conwell LLC	Delaware	*	*
FFE Logistics, Inc.	Delaware	3,000	1,000 Common Stock
Frozen Food Express Industries, Inc.	Texas	75,000,000	18,572,378 Common Stock
FX Holdings, Inc.	Delaware	3,000	1,000 Common Stock
Compressors Plus, Inc.	Texas	10,000	1,000 Common Stock
FFE Driver Academy, Inc.	Texas	10,000,000	10,000,000 Common Stock

* This entity is a limited liability company and has no shares but has membership interests which are held by Conwell Corporation.

2.	The record holders of Equity Interests of each Obligor and Subsidiary are as follows:

Name	Class of Stock	Number of Shares	Record Owner
FFE Transportation Services, Inc	Common Stock	1,000	Frozen Food Express Industries, Inc.
Lisa Motor Lines, Inc	Common Stock	1,000	Frozen Food Express Industries, Inc.
Conwell Corporation	Common Stock	1,000	Frozen Food Express Industries, Inc.
Conwell LLC	Membership Interests	No Certified Membership Interests	100% of Membership Interests Held by Conwell Corporation
FFE Logistics, Inc.	Common Stock	1,000	Frozen Food Express Industries, Inc.
Frozen Food Express Industries, Inc.	Common Stock	18,572,378	Trades on the NASDAQ Stock Market’s Global Select Market under the symbol: FFEX
FX Holdings, Inc.	Common Stock	1,000	Frozen Food Express Industries, Inc.
Compressors Plus, Inc.	Common Stock	1,000	FX Holdings, Inc.
FFE Driver Academy, Inc.	Common Stock	10,000,000	Conwell Corporation

3.	All agreements binding on holders of Equity Interests of Obligors and Subsidiaries with respect to such interests are as follows: None

4.	In the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except: None

SCHEDULE 9.1.11
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Obligors' and Subsidiaries' patents: NONE

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date

2.	Obligors' and Subsidiaries' trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
	FFE Transportation Services, Inc.	LIVE	1,051,487	October 26, 1976

3.	Obligors' and Subsidiaries' copyrights: NONE

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date

4.	Obligors' and Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions): NONE

Licensor	Description of License	Term of License	Royalties Payable

SCHEDULE 9.1.14
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 9.1.15
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

NONE

Entity	Agreement	Restrictive Provisions

SCHEDULE 9.1.16
to
Loan and Security Agreement

LITIGATION
1.	Proceedings and investigations pending against Obligors or Subsidiaries:
None

2.	Threatened proceedings or investigations of which any Obligor or Subsidiary is aware:
None

3.	Pending Commercial Tort Claim of any Obligor:
None

SCHEDULE 9.1.18
to
Loan and Security Agreement

PENSION PLAN DISCLOSURES

NONE

SCHEDULE 9.1.20
to
Loan and Security Agreement

LABOR CONTRACTS
Obligors and Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

Parties	Type of Agreement	Term of Agreement

Frozen Food Express Industries, Inc. (Company) and Stoney M. Stubbs, Jr. (Company Consultant)	Consulting	March 1, 2011 – February 28, 2013 (24 months)

SCHEDULE 10.2.2
to
Loan and Security Agreement

EXISTING LIENS

1.
State tax lien filed against Lisa Motor Lines, Inc. on October 27, 2005 under clerk’s file number D205321514, Tax Lien Records of Tarrant County, Texas in the amount of $91.40 plus penalty and interest.

2.	Precautionary UCC notice filings evidencing leases made by various equipment companies that lease Vehicles to the Borrowers.

SCHEDULE 10.2.17
to
Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

NONE